UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 10, 2012

Farmers Capital Bank Corporation
(Exact name of registrant as specified in charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No. 1 on Form 8-K/A (the “Amended Form 8-K”) for Farmers Capital Bank Corporation amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on December 12, 2012 (the “Original Form 8-K”). This Amended Form 8-K includes numeric and alphabetic section and subsection references that were inadvertently excluded from the employment agreement in Exhibit 10.1 of the Original Form 8-K. Item 5.02(e) included in the Original Form 8-K is presented in this Amended Form 8-K for convenience only and has not been updated or modified. There have been no other changes to the Original Form 8-K.

ITEM 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2012, Farmers Capital Bank Corporation (the "Company") entered into an Employment Agreement (the “Agreement”) with Lloyd C. Hillard, Jr., the Company’s President and Chief Executive Officer. Mr. Hillard’s employment under the Agreement begins on January 1, 2013 and continues for forty-eight (48) months (the “Term”). The Term shall be automatically extended for subsequent twelve (12) month periods unless written notice to the contrary is given by either the Company or Mr. Hillard at least ninety (90) days prior to the expiration of the Term or the expiration of any subsequent one (1) year extension.

Under the Agreement, Mr. Hillard will receive an annual base salary of $385,000 during the first twelve months of the Term and thereafter at an annual rate (not less than $385,000) to be determined by the Company.  During the Term, Mr. Hillard is entitled to reimbursement for the monthly charges for telephone service and electronic data receipt and transmission on his personal smart phone and use of a Company car (which will be replaced every three (3) years) of at least the quality of the Lincoln MKS currently being provided him. Mr. Hillard is entitled to participate in the Company’s employee benefit programs.

Under the Agreement, Mr. Hillard’s employment with the Company may only be terminated for (i) “Disability” which is defined as Employee’s inability (due to physical or mental impairment) to perform his material duties for what can medically be expected to continue for twelve (12) months or (ii) “Cause,” which includes gross negligence in the performance of his duties, material breach of his fiduciary duties, alcohol or drug abuse or engaging in fraud, theft or dishonesty.

Mr. Hillard agrees under the Agreement to not disclose or use for his own benefit or the benefit of any other person or entity at any time, either during or after his association with the Company, any “confidential information” of which he becomes aware. He further covenants and agrees that he will not, directly or indirectly, through the date three years following the cessation of the Term for any reason whatsoever, (a) attempt to cause or otherwise encourage any employee of the Company (or any affiliate) to leave the employ of the Company (or such affiliate) or (b) engage in, own, manage, or operate as an officer, director, shareholder, proprietor, employee, consultant or otherwise with, any person or entity which is directly or indirectly engaged in any portion of the “financial industry” within the Commonwealth of Kentucky.

The above summary of the Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is attached, and incorporated herein by reference, as Exhibit 10.1 to this Current Report on 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit 10.1 – Employment Agreement, between Farmers Capital Bank Corporation and Lloyd C. Hillard, Jr., dated December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date: December 26, 2012	/s/ C. Douglas Carpenter
C. Douglas Carpenter
Executive Vice-President, Secretary and Chief Financial Officer

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